Tredegar Appoints Cindy Yao as Vice President, Chief Financial Officer and Treasurer

Experienced public-company finance and operating leader brings industrial manufacturing, transformation and global expertise

September 15, 2026
RICHMOND, Va.-- September 15, 2026 -- Tredegar Corporation (NYSE:TG, also the “Company” or “Tredegar”) today announced that Cindy Yao will join the Company as Vice President, Chief Financial Officer and Treasurer, effective September 21, 2026.
Ms. Yao is a public-company and private-equity-backed finance executive with more than 30 years of experience leading finance, operations and transformation across industrial manufacturing, healthcare and distribution sectors. Prior to joining Tredegar, she served as Chief Financial Officer of Richmond, VA-based Holon Health. Before that, as Chief Financial Officer of HF Foods Group Inc., she led a variety of finance-organization remediation and operational turnaround efforts, capital-markets and liquidity initiatives, and enterprise systems work for this national distribution network. As Chief Financial Officer and Executive Vice President of Markel Food Group, a global food processing equipment and systems manufacturer, she helped lead a business transformation that significantly improved revenue, EBITDA and controls.
CEO Commentary
“Cindy is an accomplished public-company CFO and hands-on operating leader whose background is particularly well suited to Tredegar at this pivotal stage in our One Tredegar transformation,” said Dr. Arijit (Bapi) DasGupta, President and Chief Executive Officer. “As we pursue our transition from a holding-company structure toward an operating-company model, we need stronger enterprise-level financial visibility, performance discipline and accountability. Cindy brings a demonstrated ability to build and transform finance organizations, establish rigorous KPIs and operating cadences, strengthen controls and reporting, and partner with her peers to execute in complex, global manufacturing businesses.”
Dr. DasGupta continued, “Her experience leading operational finance, systems and data transformation, capital allocation and other areas operations will be valuable as we advance One Tredegar and sharpen our focus on execution across Bonnell Aluminum and High-Performance Films. I look forward to working with Cindy as we build a leaner, more agile organization and create long-term value for our shareholders, customers, employees and other stakeholders.”
“I am excited to join Tredegar and support Bapi and the leadership team as they advance the One Tredegar transformation,” said Ms. Yao. “The Company has high-potential businesses, talented employees and a clear opportunity to strengthen operating discipline, financial visibility and execution. I look forward to working with the team to help drive sustainable value creation”.
At Markel Food Group, Ms. Yao transformed finance, planning, controls and board reporting; established a Kaizen-based operating model and KPI cadence; and led capital-allocation, M&A and global operating initiatives, including leadership responsibilities for China operations. Earlier in her career, she served as Vice President, Corporate Treasurer of Bausch + Lomb, where she managed global capital structure, financing and working-capital initiatives. She also held finance leadership positions at Corning Inc. and Eastman Kodak.
Ms. Yao holds an EMBA from the University of Rochester, Simon Business School, a Master of Accountancy (Tax) from Virginia Tech and a BA from East China Normal University. She is a former CPA.
About Tredegar
Tredegar Corporation is an industrial manufacturer with two primary businesses: custom aluminum extrusions for the North American building & construction, automotive and specialty end-use markets and films for highly engineered surface protection applications in the global electronics industry and advanced packaging. With approximately 1,800 employees, the Company operates manufacturing facilities in North America and Asia.
Forward-Looking and Cautionary Statements
Some of the information contained in this press release may constitute “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those addressed in the statements. Factors that could cause actual results to differ materially include, without limitation, the Company’s ability to execute its operational and organizational initiatives, attract and retain key personnel, changing economic and market conditions, customer demand, supply chain conditions, and the other factors discussed in the reports Tredegar files with or furnishes to the U.S. Securities and Exchange Commission. Tredegar does not undertake, and expressly disclaims, any duty to update any forward-looking statement, except as required by applicable law.

Contact:

Janet Stevens
Phone: 804-330-1062